Exhibit 21



                      Owens & Minor, Inc. and Subsidiaries
                           Subsidiaries of Registrant


Subsidiary                                 State of Incorporation
----------                                -----------------------

Owens & Minor Medical, Inc.                       Virginia

National Medical Supply Corporation               Delaware

Owens & Minor West, Inc.                          California

Koley's Medical Supply, Inc.                      Nebraska

Lyons Physician Supply Company                    Ohio

A. Kuhlman & Co.                                  Michigan

Stuart Medical, Inc.                              Pennsylvania

O&M Funding Corp.                                 Virginia